UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2008

CLAYMONT STEEL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-142867 (Commission file number)	51-0309736 (I.R.S. Employer Identification No.)

4001 Philadelphia Pike, Claymont, Delaware (Address of principal executive offices)	19703 (Zip Code)

(302) 792-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On February 15, 2008, we announced that we are offering to purchase for cash any and all of our outstanding 8.875% senior notes due 2015 at a purchase price of 101% of the principal amount of the notes. We are required by the terms of the notes and the indenture governing the notes to make this offer as a result of the previously announced acquisition of Claymont Steel Holdings, Inc., our sole stockholder, by Evraz Group S.A. A copy of the press release announcing the commencement of the offer is attached as Exhibit 99.1 to this report.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated February 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 15, 2008

CLAYMONT STEEL, INC.
By:	/s/ Jeff Bradley
Name:	Jeff Bradley
Title:	Chief Executive Officer